UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2016, Aimmune Therapeutics, Inc., a Delaware corporation (“Aimmune” or the “Company”), announced a $145.0 million equity investment into the Company by Nestle Health Science S.A. and the entry into a strategic collaboration designed to enable the development and commercialization of innovative food allergy therapies.

In connection with the equity investment, Aimmune entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of November 3, 2016, by and between the Company and Nestle Health Science US Holdings, Inc., a Delaware corporation (“NHSc US”). In connection with the strategic collaboration, Aimmune entered into a Strategic Collaboration Agreement (the “Strategic Collaboration Agreement”), dated as of November 3, 2016, with Nestec, Ltd., a limited company organized and existing under the laws of Switzerland (“Nestec”), which is a research and development subsidiary of Swiss food, nutrition and wellness company, Nestlé S.A.. Pursuant to the Purchase Agreement, the Company and NHSc US will also enter into, effective and contingent upon the closing of the sale and issuance of the shares of the Company’s common stock to NHSc US (the “Closing”), a Standstill Agreement (the “Standstill Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”).

The following are summaries of the material terms and conditions of the Strategic Collaboration Agreement, the Purchase Agreement, the Standstill Agreement and the Registration Rights Agreement (collectively, the “Agreements”). The following summaries of the material terms and conditions of the Agreement are qualified in their entirety by the actual Agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016 and are incorporated by reference herein.

A copy of the Company’s related press release announcing the transactions is attached hereto as Exhibit 99.1.

Strategic Collaboration Agreement

Pursuant to the Strategic Collaboration Agreement, the Company and Nestec (through itself and one or more affiliated entities) agreed to collaborate with one another in connection with the development of the Company’s products, including by (i) sharing information relating to the Company’s activities directed towards the development of the Company’s products for the treatment of allergies to one or more particular types of food (the “Development Programs”) and (ii) providing the Company access to Nestec’s scientific, clinical, regulatory and commercial expertise relevant to such Development Programs. In connection with the foregoing and pursuant to the Strategic Collaboration Agreement, the Company and Nestec have formed a Pipeline Committee (the “Pipeline Committee”), initially comprised of four (4) representatives of each party, which shall be the governing body for all matters within the scope of the Strategic Collaboration Agreement. In addition, during the term of the Strategic Collaboration Agreement and for so long as Nestlé holds not less than ten percent (10%) of the Company’s outstanding common stock, Nestlé will be entitled to designate one (1) nominee to serve as a director on Aimmune’s Board of Directors, which shall initially be Greg Behar, Chief Executive Officer of Nestlé HealthScience S.A.

The term of the Strategic Collaboration Agreement (the “Term”) commences on the Closing (the “Effective Date”) and will terminate two (2) years from the Effective Date, unless earlier terminated in accordance with the terms thereof. The Strategic Collaboration Agreement Term may be terminated by either party (i) upon 60 days’ written notice of an uncured material breach or (ii) upon a change of control of the other party. In addition, Aimmune may terminate the Strategic Collaboration Agreement upon 60 days’ written notice in the event Nestec (or an affiliated entity) acquires or combines with a company engaged in the research, development or commercialization of certain oral immunotherapies intended to desensitize a patient to a food allergen. Further, Nestec may terminate the Strategic Collaboration Agreement upon 60 days’ written notice in the event that Aimmune sells, conveys, transfers or licenses to a third party commercial rights to one or more of its products or Development Programs.

During the Term, the Company may conduct licensing or partnering discussions with other partners, with respect to the Development Programs, provided, that, should the Company elect to seek to partner with or collaborate with a third party or otherwise offer any commercial rights with respect to one or more specific Development Program(s) (a “License Opportunity”), the Company shall provide Nestec with the opportunity to enter into an exclusive negotiating period with respect to such License Opportunity for a period of three (3) months and the parties will negotiate in good faith during such period. If the parties have not entered into a definitive agreement governing the License Opportunity as of the end of any such negotiating period, the Company would be free to partner or pursue a transaction with third parties with respect to such License Opportunity and, subject to certain limitations, to modify the geographic scope or other terms of the Licensed Opportunity in connection with a third party transaction. Should the Company enter into an agreement with a third party concerning such License Opportunity, the relevant Development Program(s) would either be adjusted in scope (in terms of geography), or removed from the scope of the Pipeline Committee, as the case may be.

During the Term, if Nestec decides to pursue development of a drug or biologic product that can be combined with an oral immunotherapy product and that is intended to improve the efficacy or safety of such oral immunotherapy product for the treatment of one or more food allergies, then NHSc shall provide Aimmune with the opportunity to enter into an exclusive negotiating period with respect to such opportunity for a period of three (3) months and the parties will negotiate in good faith during such period. If the parties have not entered into a definitive agreement governing the opportunity as of the end of any such negotiating period, NHSc would be free to partner or pursue a transaction with third parties with respect to such opportunity.

The Strategic Collaboration Agreement contains a non-competition covenant pursuant to which Nestec has agreed not to engage in certain activities relating to oral immunotherapies for the treatment of food allergies, including, with respect to the treatment of peanut allergy, the research, development or commercialization of any drug or biologic for use as an oral immunotherapy. The Strategic Collaboration Agreement also contains mutual non-solicitation and confidentiality provisions.

Purchase Agreement

On November 3, 2016, the Company and NHSc US entered into the Purchase Agreement, pursuant to which the Company agreed to issue and sell to NHSc US 7,552,084 shares (the “Shares”) of its common stock, par value $0.0001 (“Common Stock”), for an aggregate cash purchase price of $145.0 million, representing approximately 15.12% of Aimmune’s outstanding Common Stock. The Shares are to be issued and sold to NHSc US at a price per share of $19.20. The Closing of the sale and issuance of the Shares is subject to certain closing conditions, including the delivery of the aggregate purchase price, delivery of the executed Registration Rights Agreement and Standstill Agreement and expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The sale and issuance of the Shares is intended to be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act.

The Purchase Agreement also contains customary representations, warranties and covenants by, among and for the benefit of the parties, as well as mutual indemnification obligations.

Standstill Agreement

Contingent and effective upon the Closing, Aimmune and NHSc US will enter into the Standstill Agreement. In addition to the Standstill Restrictions (as defined below), the Company and NHSc US agreed that, subject to certain limited exceptions, commencing on the Effective Date and lasting through the two (2) years from the Effective Date (the “Market Standoff Termination Date”), neither NHSc US nor its affiliates shall sell or transfer any Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with Common Stock.

Pursuant to the Standstill Agreement, NHSc US has agreed that until the later of (i) the termination of the Strategic Collaboration Agreement and (ii) the Market Standoff Termination Date, neither NHSc US nor any of its affiliates shall (without the prior written consent of a majority of the members of Aimmune’s Board of Directors who are not affiliated with NHSc US):

a.	effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or in any way advise, assist, knowingly facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause:

i.	any acquisition, or obtaining any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities of the Company or any of its subsidiaries (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the Company or any of its subsidiaries, including without limitation any swaps or other derivative arrangements), in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions pursuant to any agreement, arrangement or understanding, without the prior consent of the Company’s Board of Directors;

ii.	any tender or exchange offer, merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its subsidiaries;

iii.	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or

iv.	any “solicitation” of “proxies” (as such terms are used in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or consents to vote any voting securities of the Company, or become a “participant” in any “election contest” (as such terms are defined in Rule 14a-11 of the Exchange Act) or propose, or solicit stockholders of the Company for the approval of, any stockholder proposals with respect to the Company or seek to advise or influence any person with respect to the voting of any voting securities of the Company;

b.	form, join or in any way participate in a “group” (as defined under the securities laws) with respect to any securities of the Company or any securities convertible into Common Stock or any other voting securities of the Company or otherwise act in concert with any person in respect of any such securities;

c.	otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company;

d.	take any action which would reasonably be expected to result in the Company or its representatives being obligated to make a public announcement regarding any of the types of matters set forth in the Standstill Agreement;

e.	enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

f.	publicly disclose any intention, plan or arrangement regarding any of the matters referred to above.

(collectively (a) through (f), the “Standstill Restrictions”).

The Standstill Restrictions shall not apply after (A) a public announcement by the Company of the initiation of any merger, consolidation, acquisition, scheme, business combination or other extraordinary transaction in which the Company or any of its subsidiaries is a constituent corporation or party or (B) the submission of any bona fide offer or attempt by any third party to acquire all or a substantial portion of the securities or assets of the Company through any means, process or structure.

Registration Rights Agreement

Contingent and effective upon the Closing, Aimmune and NHSc US will enter into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to register the resale of the Shares on a registration statement to be filed with the Securities and Exchange Commission upon the request of NHSc US, which request cannot be made prior to the 45th day preceding the Market Standoff Termination Date. The Registration Rights Agreement contains customary indemnification provisions and terminates if NHSc US fails to request that the Shares be registered within the four (4) year anniversary of the Effective Date or, if earlier, such date that NHSc US and its affiliates own in the aggregate less than 30% of the number of shares of Common Stock that NHSc US and its Affiliates owned in the aggregate as of the date of the Registration Rights Agreement.

Item 3.02    Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Item 1.01, which disclosures are incorporated by reference into this Item 3.02.

The sale and issuance of the Shares is being made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder, and NHSc US represented to the Company that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act. Accordingly, the Shares have not been registered under the Securities Act, and until so registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. No underwriting discounts or commissions or similar fees are payable in connection with the issuance.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective and contingent upon the Closing, Aimmune’s Board of Directors (the “Board”) approved the increase in the total number of authorized directors from six (6) to seven (7) members and, upon the recommendation of its Nominating and Corporate Governance Committee, the appointment of Greg Behar to the Board. Mr. Behar will serve as a Class I director with a term of office commencing on the Closing and expiring at the Company’s 2019 Annual Meeting of Stockholders or until the earlier his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Behar will not be appointed to any Board committees in connection with his election to the Board.

Mr. Behar, 47, is currently the Chief Executive Officer of Nestlé HealthScience S.A., a nutritional therapeutics company, where he has served since joining in July 2014. From July 2011 to July 2014, Mr. Behar served as President and Chief Executive Officer of Boehringer Ingelheim Pharmaceuticals Inc., a pharmaceutical company. From 2009 to July 2011, Mr. Behar also served as a Corporate Vice President in multiple departments of Boehringer-Ingelheim GmbH. From 2002 to 2009, Mr. Behar worked at Novartis International AG, a pharmaceutical company. From 1995 to 2000, Mr. Behar worked at Nestlé S.A., a food company. Mr. Behar has also previously served on the board of directors of several public and private companies, including Prometheus Laboratories Inc., a diagnostics and therapeutics company, Accera, Inc., a pharmaceuticals company, Seres Therapeutics, Inc., a biopharmaceutical and therapeutics company, Pronutria Biosciences Inc., a biopharmaceutical and nutritional therapeutics company, Nutrition Science Partners, a research company, and Nestlé Institute of Health Sciences, a nutritional therapeutics company. Mr. Behar received a B.S. in mechanical engineering from the University of California, Los Angeles, a M.S. in mechanical engineering from Éécole Polytechnique Fédérale de Lausanne and an M.B.A. from INSEAD.

Mr. Behar will be entitled to compensation for his services as a director in accordance with the Company’s compensation program for non-employee directors (the “Director Plan”), including a $35,000 annual retainer for service as a Board member, a supplemental annual retainer ranging from $8,000 to $20,000 if Mr. Behar is appointed as the chair of any Board committee, or supplemental an annual retainer ranging from $4,000 to $10,000 if Mr. Behar is appointed as a non-chair member of any Board committee. In connection with his appointment to the Board, Mr. Behar will be automatically granted an initial option to purchase 39,510 shares of Common Stock (the “Initial Grant”) on the date of his appointment to the Board pursuant to the Company’s 2015 Equity Incentive Award Plan (the “Plan”). The Initial Grant vests as to 1/36th of the shares subject to the Initial Grant each month following the applicable grant date, subject to continued service through each applicable vesting date. As a non-employee director, Mr. Behar is also eligible for annual grants to purchase 19,755 shares of Common Stock (the “Annual Grant”), which annual options vest as to all of the shares subject to the Annual Grant on the earlier of the first anniversary of the applicable grant date or the next annual stockholders’ meeting, subject to continued service through the vesting date. All equity awards, including any Initial Grants and Annual Grants, held by the Company’s non-employee directors will vest in full immediately prior to the occurrence of a change in control. All equity awards granted under the Plan have a maximum term of ten years, and the exercise price of each option granted under the Plan is equal to 100% of the fair market value of the Common Stock on the date of grant. The foregoing description of the Director Plan is a summary of the material terms of such agreement and is qualified in its entirety by reference to the Director Plan, which was filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1/A on July 27, 2015 and is incorporated by reference herein.

In connection with Mr. Behar’s appointment to the Board, the Company will enter into an indemnification agreement with Mr. Behar (the “Indemnification Agreement”) in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders. The Indemnification Agreement, among other things, requires the Company to indemnify Mr. Behar to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director. The foregoing description of the Indemnification Agreement is a summary of the material terms of such agreement and is qualified in its entirety by reference to the Indemnification Agreement, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A on July 27, 2015 and is incorporated by reference herein.

Reference is made to the disclosures set forth in Item 1.01, which disclosures are incorporated by reference into this Item 5.02.

Item 9.01    Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: November 4, 2016	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled, “Aimmune Therapeutics Announces $145 Million Equity Investment by Nestlé Health Science, Demonstrating Shared Commitment to Advancing Food Allergy Therapeutics” dated November 4, 2016.